SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                               8-K



                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the


                 Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                         September 13, 1996



Commission   Registrants; State of Incorporation;    IRS Employer
File Number    Address; and Telephone Company      Identification
No.

  1-11327           Illinova Corporation               37-1319890
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600

   1-3004           Illinois Power Company             37-0344645
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600



        Total number of sequentially numbered pages is 3.









Item 5.   Other Events
- --------------------------

Illinova Corporation (Illinova), parent of Illinois Power Company
(IP) and Illinova Power Marketing, Inc. (IPMI), announced an agreement in principle with Soyland Power Cooperative (Soyland) to replace the existing (Clinton) Ownership Participation Agreement (OPA) and the Power Coordination Agreement (PCA) between IP and Soyland, with a new agreement. Under terms of the yet to be finalized agreement, a subsidiary of Illinova would acquire Soyland's 13% ownership share of IP's
Clinton Power Station (Clinton), a nuclear generation facility, with no capital outlay. Soyland's nuclear decommissioining trust also will be transferred to the Illinova subsidiary acquiring Soyland's share of Clinton. The acquiring subsidiary would assume certain obligations related to Soyland's ownership share of Clinton, including those related to decommissioning.

Under the agreement in principle, IPMI would become the exclusive agent for all of Soyland's capacity and energy needs for a period of ten to twenty years. Soyland's energy needs would be met under the terms of a full requirements power purchase agreement which would replace the energy currently acquired by Soyland from its share of Clinton's generation under the OPA and from IP's fossil fuel-based generating capacity under the PCA. Under the new agreement, Soyland would be charged fixed fees designed to compensate
Illinova for Clinton costs currently recovered from Soyland pursuant to the OPA. Furthermore, the new agreement would replace energy currently provided to Soyland by Central Illinois Public Service Company under its Power Supply Agreement (PSA) when the PSA expires at the end of 1999.

During 1996, Soyland has developed and evaluated proposals to reduce its debt to the Rural Utilities
Service (RUS). Soyland's board of directors has approved a bankruptcy filing if the situation cannot be resolved. The RUS has agreed to a debt reduction if Soyland obtains financing for the stipulated debt restructuring and discontinues its nuclear ownership.

The new agreement is expected to avoid a Soyland bankruptcy while providing incremental value to Illinova over a ten-year time period. Additionally, the agreement will establish IPMI as a major power marketing presence in the Midwest.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOVA CORPORATION
                              (Registrant)

                              By/s/Larry F. Altenbaumer
                              ---------------------------
                              Larry F. Altenbaumer
                              Chief Financial Officer
                              Treasurer and Controller
                              on behalf of
                              Illinova Corporation


Date:     September 13, 1996




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOIS POWER COMPANY
                              (Registrant)

                              By/s/Larry F. Altenbaumer
                              -----------------------------
                              Larry F. Altenbaumer
                              Senior Vice President,
                              Chief Financial Officer and
                              Treasurer on behalf of
                              Illinois Power Company


Date:     September 13, 1996